EX-10.150

                            REVOLVING PROMISSORY NOTE

$50,000,000.00                                                September 25, 2002

      1. Principal.

      For value received, in installments as herein provided BLUEGREEN CORPORATION OF THE ROCKIES, a Delaware corporation, BLUEGREEN GOLF CLUBS, INC., a Delaware corporation, BLUEGREEN PROPERTIES OF VIRGINIA, INC., a Delaware corporation, and BLUEGREEN SOUTHWEST ONE, L.P., a Delaware limited partnership, (collectively and jointly and severally referred to herein as "Maker"), promises to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Holder"), in the manner set forth in Section 2.7 of the Loan Agreement (as hereinafter defined), the principal sum of Fifty Million Dollars ($50,000,000.00) or so much thereof as shall from time to time be disbursed hereunder, together with accrued interest from the date of disbursement hereunder on the unpaid principal at the per annum rate of the Prime Rate plus 1.0% (the "Base Rate"). As used herein, "Prime Rate" shall mean the rate that is indicated in the Telerate as the prime lending rate announced from time to time by Bank One, NA, a national banking association ("Bank One"), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. In the event that such rate is no longer shown in the Telerate, Maker and Holder will agree on a substitute source for determining the prime lending rate of Bank One.

      2. Definitions.

      As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Revolving Promissory Note (this "Note"), whichever is applicable from time to time. Initially capitalized terms used herein without definition shall have the meanings set forth in that certain Loan Agreement dated of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Loan Agreement, the "Loan Agreement"), by and between Maker, as borrower, and Holder, as lender.


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      3. Maturity Date.

      The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents shall be due and payable on the first to occur of (i) September 25, 2006, which is the date four (4) years from the date of the Loan Agreement (as such date may be extended in writing by Maker and Holder from time to time), or (ii) the date on which this Note is required to be repaid pursuant to Section
8.2 of the Loan Agreement (the "Maturity Date"). If the Maturity Date should fall on a day other than a Business Day, payment of the outstanding principal and all unpaid interest due under the terms hereof shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

      4. Prepayment.

      Maker shall have the right to prepay this Note at any time in full or in part, at a price equal to the Prepayment Price. Any partial prepayment of this Note shall be accompanied by a statement wherein the Maker specifies (i) to which Project such prepayment is to be applied and (ii) the particular categories within the Budget or the particular Lots and/or Golf Parcels to which such prepayment is to be applied.

      5. Interest.

      (a) On or before the 5th Business Day of each month, commencing with the first month after the Holder has made a disbursement pursuant to the terms of the Loan Agreement, the Holder shall send to Maker a statement setting forth the amount of interest due for the previous month. Maker shall pay the interest due for the previous month on or before the 15th calendar day of the month in which it has received the Holder's statement of interest due.

      (b) Throughout the term of this Note, interest shall be calculated on the basis of a 360 day year, consisting of 12 months, each month consisting of 30 days. If any payment of interest or principal to be made by Maker shall become due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment.


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      6. Manner of Payment.

      Principal and interest are payable in lawful money of the United States of America. Payments shall be made in the manner prescribed in Section 2.9 of the Loan Agreement or in accordance with such other instructions that Holder may from time to time designate in writing.

      7. Applications of Payments; Late Charges.

      (a) Payments received by Holder pursuant to the terms hereof shall be applied in the manner required by Section 2.10 of the Loan Agreement.

      (b) If any installment of interest and/or the payment of principal is not received by Holder within 5 Business Days after the due date thereof, then in addition to the remedies conferred upon Holder pursuant to Section 8 hereof and the other Loan Documents, the Holder may elect to assess a late charge of 4% of the amount of the installment due and unpaid, which such late charge will be added to the delinquent amount to compensate Holder for the expense of handling the delinquency. Maker and Holder agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Holder of such delinquency. Maker acknowledges that during the time that any such amount shall be in default, Holder will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Note and represents a reasonable estimate of the losses Holder will incur by reason of late payment. Maker further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Holder from exercising any of the other rights and remedies available hereunder.

      8. Remedies.

      Upon the occurrence of an Event of Default and without demand or notice, Holder shall have the option to declare the entire balance of principal together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under the Loan Agreement and all other Loan Documents. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest


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at the Prime Rate plus 6.25% (the "Default Rate"). No delay or omission on the part of Holder hereof in exercising any right under this Note or under any of the Loan Documents shall operate as a waiver of such right. The application of the Default Rate shall not be interpreted or deemed to extend any cure period set forth in any Loan Document or otherwise limit in any way any of Holder's remedies hereunder or thereunder.

      9. Waiver.

      Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend the Maturity Date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, any other Loan Document or on any Deed of Trust, security agreement or other agreement now or hereafter securing this Note.

      10. Attorneys' Fees.

      If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including, but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

      11. Severability.

      Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

      12. Interest Rate Limitation.

      The provisions of this Note, the Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums


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evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Note, the Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity. In Addition, if, from any circumstance whatever, Holder should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest shall be applied as an optional reduction of principal in accordance with the terms of Section 3 of this Note and the provisions of the Loan Agreement (or, at Holder's option, be paid over to Maker), and will not be counted as interest.

      13. Headings.

      Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

      14. Governing Law.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

      IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered on the date first above written.

                                        BLUEGREEN CORPORATION OF THE ROCKIES,
                                        a Delaware corporation


                                        By: /s/ John Chiste
                                           -------------------------------------
                                            John Chiste
                                            Treasurer


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

                                        BLUEGREEN GOLF CLUBS, INC.,
                                        a Delaware corporation

                                        By: /s/ John Chiste
                                           -------------------------------------
                                            John Chiste
                                            Treasurer


                                        BLUEGREEN PROPERTIES OF VIRGINIA, INC.,
                                        a Delaware corporation

                                        By: /s/ John Chiste
                                           -------------------------------------
                                            John Chiste
                                            Treasurer


                                        BLUEGREEN SOUTHWEST ONE, L.P.,
                                        a Delaware limited partnership

                                        By: Bluegreen Southwest Land, Inc.
                                            a Delaware corporation

                                              By: /s/ John Chiste
                                                 -------------------------------
                                                  John Chiste
                                                  Treasurer


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